PREFERRED STOCK PURCHASE AGREEMENT

      THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") dated as of May 20, 1999 is by and among the investors named on Schedule I hereto (individually, a "Purchaser" or collectively the "Purchasers") and CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation (the "Company").

                                    RECITALS

      WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers have agreed to purchase from the Company 15,510 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), and warrants to purchase an aggregate of 51,700 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                 THE SECURITIES

        SECTION 1.01. Issuance, Sale and Delivery of the Preferred Shares
                                and the Warrants.

      (a) The Company shall adopt and file with the office of the Maryland State Department of Assessments and Taxation, on or before the Closing Date (as defined in Section 1.02 hereof), Articles Supplementary (the "Articles Supplementary") to the Company's Articles of Incorporation (as amended to date and as supplemented by the Articles Supplementary, the "Charter"), in substantially the form attached hereto as Exhibit A, which Articles Supplementary shall contain the designations, rights and preferences of the Preferred Shares.

      (b) Subject to the terms and conditions contained herein, on the Closing Date the Company shall issue and sell to the Purchasers, and the Purchasers, shall purchase from the Company, 15,510 Preferred Shares for an aggregate purchase price of $1,551,000 (the "Purchase Price"), with each Purchaser purchasing the number of shares of Preferred Stock set forth opposite its name of Schedule I hereto.

      (c) On the Closing Date, the Company shall issue to the Purchasers warrants to purchase 51,700 shares of Common Stock at an exercise price of $1.50 per share (the "Initial Warrants"). On each anniversary of the Closing Date, at the option of the Company, the

Company will either (i) pay a cash dividend of $6.00 per Preferred Share or (ii) a warrant (in substantially the form of the Initial Warrants) to purchase a number of shares of Common Stock calculated in accordance with the following formula and exercisable at a price calculated by averaging the closing price of the Common Stock as reported by Nasdaq for the 20 day period preceding the date of issuance of such warrants (the "Dividend Warrants"):

                            WS = .05 x (PS x (OPP/CP)

where:

      WS is the number of shares of Common Stock for which the Warrant may be exercised;

      PS is the number of shares of Preferred Shares held by the Purchaser on the date the Warrant is issued;

      OPP is the Original Purchase Price (as defined in the Charter); and

      CP is the Conversion Price (as defined in the Charter).

      (d) If the Company issues any Dividend Warrants, the Company and the Purchasers shall simultaneously enter into a registration rights agreement (substantially in the form of the Registration Rights Agreement) covering the registrations of the shares of Common for which such Dividend Warrants are exercisable.

                             SECTION 1.02. Closing.

      (a) The purchase and sale of the Preferred Shares shall take place at the offices of Piper & Marbury L.L.P., Baltimore, Maryland, on or before May 31, 1999, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such event being called, the "Closing", and such date and time being called, the "Closing Date"). At the Closing, the Company shall deliver to Purchasers the Initial Warrants, together with one or more certificates in each Purchaser's name representing an aggregate of 15,510 Preferred Shares, against payment of the Purchase Price to the Company by the Purchasers.

      (b) At the Closing, the Purchasers shall deliver to the Company an executed copy of this Agreement and the Registration Rights Agreement (as hereinafter defined), together with the Purchase Price by wire transfer (in accordance with written wire transfer instructions provided by the Company) or certified check payable to the Company.

      (c) The obligation of the Purchasers to purchase the Preferred Shares is contingent upon the fulfillment of each of the conditions set forth in Section 4.01.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchasers, intending that each Purchaser rely upon such representations and warranties, as follows:

                                  SECTION 2.01.
        Organization, Good Standing, Qualifications and Corporate Power.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. At all times since its formation, the Company has been engaged exclusively in the business of scientific research, development, manufacturing, marketing and distributing chemicals and biologics used in human and animal therapeutics or having applications in the human and veterinary health care products field generally (the "Business"). The Company has the requisite corporate power and authority to (i) own and hold its properties and to carry on the Business as currently conducted and as proposed to be conducted, (ii) execute and deliver this Agreement and the Registration Rights Agreement of even date herewith by and among the Company and the Purchaser (the "Registration Rights Agreement"), (iii) issue, sell and deliver the Preferred Shares and all shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Initial Warrant (collectively, the "Conversion Shares"), and
(iv) carry out and perform the provisions of this Agreement and the Registration Rights Agreement.

      (b) Except for CBL Development Corporation (which is inactive), the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating or equity interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

                 SECTION 2.02. Authorization of Agreements, Etc.

      (a) The (i) execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Warrants, (ii) performance of all obligations of the Company hereunder and thereunder, (iii) issuance, sale and delivery of the Preferred Shares and the Warrants, and (iv) issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares and exercise of the Warrants, have been duly authorized by all requisite corporate action on the part of the Company, its officers, directors and stockholders, and have not and will not violate any provision of applicable law, any order of any court or other agency of government, the Charter or the By-Laws, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a material adverse effect on the Business or the assets, results of operations, condition (financial or otherwise) or prospects of the Company (a "Material Adverse Effect") or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever (a "Lien") upon any of the tangible or intangible assets of the Company.

      (b) The Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the Purchase Price, will be duly and validly issued, fully paid and nonassessable (assuming in the case of exercise of the Initial Warrant, payment of the exercise price), with no personal liability attaching to the ownership thereof, and will be free and clear of all Liens imposed by or through the Company, except as set forth in the Articles Supplementary and the Registration Rights Agreement. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Preferred Shares and exercise of the Initial Warrant, and upon such conversion or exercise, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens imposed by or through the Company, except as set forth in the Charter and the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares or the Warrants, nor the issuance or delivery of the Conversion Shares, is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other right in favor of any person, except as herein provided or as provided in the Charter or in the Registration Rights Agreement.

                             SECTION 2.03. Validity.

      This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and, assuming the execution and delivery of them by the other parties thereto, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                     SECTION 2.04. Authorized Capital Stock.

      (a) Upon the filing and acceptance by the office of the Maryland State Department of Assessments and Taxation of the Articles Supplementary: (i) the authorized capital stock of the Company will consist of 9,984,490 shares of Common Stock, of which 7,984,490 shares are classified as Class A Common Stock, par value $0.01 per share, of which 5,590,101 shares will be issued and outstanding as of the date hereof, and 2,000,0000 shares of which are classified as Class B Common Stock, par value $0.01 per share, none of which are issued and outstanding as of the date hereof, and 15,510 shares of preferred stock, all of which have been designated Series A Convertible Preferred Stock, par value $0.01 per share, none of which are issued and outstanding as of the date hereof and
(ii) the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company as set forth in the Charter will be valid, binding and enforceable and in accordance with all applicable laws. Except for this Agreement, the Registration Rights Agreement, the Initial Warrant and as described on Schedule 2.04 hereto, (i) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity or debt securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iii) there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company.

      (b) All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.

                      SECTION 2.05. Financial Information.

      (a) The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Company has filed all 34 Act Filings required to be filed by it with the SEC pursuant to the reporting requirement of the Exchange Act. The Company has not provided the Purchaser with any information that, according to applicable law, rule, or regulation, should have been disclosed publicly by the Company but has not been so disclosed. As of their respective dates, the 34 Act Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC and other Federal, state, and local laws applicable to such 34 Act Filings, and none of the 34 Act Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The Company has filed with the Securities Exchange Commission (the "SEC") audited financial statements at March 31, 1997 and 1998 and for the three years ended March 31, 1998 and unaudited financial statements as at and for the nine months ended December 31, 1998, (collectively, the "Financial Statements").

      (c) Except as set forth on Schedule 2.05(b), the Company has no material liabilities, contingent or otherwise, that have not been disclosed in the Financial Statements, subsequent filings with the SEC or that arose after the date of the Financial Statements or other such filings.

      (d) The financial statements of the Company included in the 34 Act Filings comply as to form in all respects with the applicable accounting requirements and rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of interim unaudited financial statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                          SECTION 2.06. Certain Events.

      Other than (i) as disclosed in this Agreement (including the Schedules hereto), the Registration Rights Agreement or the filings made by the Company with the SEC under the Securities Exchange Act of 1934 (the "34 Act Filings"),
(ii) the sale of 225,000 shares of Common Stock to six investors as of April 8, 1999, (iii) Executive Employment Agreements and Stock Option Agreements with Thomas P. Rice and John T. Botek (collectively, the "Executive Agreements"), and
(iv) in the ordinary course of business, since December 31, 1998. the Company has not (a) issued any equity or debt securities, (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent),
(c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent), (d) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (f) entered into any commitment (contingent or otherwise) to do any of the foregoing or (g) engaged in any transaction not in the ordinary course of business with any Company director, officer, employee, stockholder or any of their respective affiliates or relatives.

            SECTION 2.07. Litigation; Compliance with Laws; Licenses.

      Except as disclosed in the 34 Act Filings, there is no pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding or investigation against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each, a "Governmental Body"), (b) arbitration proceeding against or affecting the Company, (c) governmental inquiry against or affecting the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others. The Company is not in default with respect to any order, writ, injunction or decree known to the Company issued by any court or Governmental Body. The Company has complied in all material respects with all laws, rules, regulations and orders applicable to the Business and the Company's operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorization, required to conduct the Business as currently conducted or as proposed to be conducted. There is no existing or, to the knowledge of the Company, any proposed law, rule, regulation or order, whether Federal, state, or local, which reasonably could be expected to (a) prohibit or restrict the Company from, (b) require the Company to obtain one or more permits, licenses or other authorizations, or (c) otherwise materially adversely affect the Company in, conducting the Business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. The Company has not received any legal opinion, memorandum or advice from counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Business or the Company's assets, properties, liabilities, results of operations, financial condition or prospects or that the Company is, or may be, required to obtain one or more permits, licenses or other authorizations in order to conduct the Business as currently conducted or as proposed to be conducted.

                      SECTION 2.08. Intellectual Property.

      (a) Except as set forth on Schedule 2.08, (a) the Company has good, valid, subsisting, unexpired and enforceable title to, or otherwise possesses adequate rights to use, all the patents, trademarks, trade names, service marks, copyrights and similar intangible assets or rights material to the Business (collectively, the "Intellectual Property"); (b) the Company has no knowledge of any adverse claim or facts which could give rise to a claim, which creates a reasonable doubt as to the ownership or validity of the Intellectual Property;
(c) no Governmental Body has rendered any opinion, decision or judgment that could limit, cancel, or question the validity of any of the Intellectual Property; (d) to the Company's knowledge, no other intellectual property is necessary to enable the Company to conduct the Business substantially as currently conducted or as proposed to be conducted; (e) the Company is not obligated or under any liability whatsoever to make any material payments in the nature of royalties, license fees or otherwise to any owner of, licensee of or other claimant to, any Intellectual Property; and (f) the Company has no knowledge of intellectual property owned by others which is used by the Company in the conduct of the Business as currently conducted or as proposed to be conducted.

      (b) To the knowledge of the Company, no assets, properties or rights used in the Business infringe or, in the past have infringed, upon any patent, trademark, trade name, copyright or other intellectual property, and the Company has not misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. The continued use of the Intellectual Property by the Company will not constitute an infringement, misappropriation or misuse of any patent, trademark, trade name, copyright, invention, trade secret, proprietary information, nondisclosure or other rights of any third party. No person has asserted, or, to the knowledge of the Company, threatened, any claim regarding the use of, or challenging or questioning the Company's right or title in, any Intellectual Property, or challenging or questioning the validity or effectiveness of the Intellectual Property or any license, contract or commitment relating thereto, and the Company knows of no valid basis for any such claim. To the Company's knowledge, all trade secrets, know how and other proprietary information developed by or belonging to the Company which has not been patented, trademarked or copyrighted has at all times been kept confidential by the Company, its employees and agents so as to be protectable under common law principles.

                        SECTION 2.09. Loans and Advances.

      Except as set forth in the 34 Act Filings, the Company has no outstanding loans or advances to any person and is not obligated to make any loans or advances, except for routine advances to employees in respect of reimbursable business expenses incurred by them in connection with their performance of services for the Company.

                                  SECTION 2.10.
        Assumptions, Guaranties, Etc., of Indebtedness of Other Persons.

      Except as set forth in the 34 Act Filings, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person nor become obligated to purchase, provide funds for payment, supply funds to or otherwise invest in a debtor or obligor or otherwise to assure a creditor against loss.

                      SECTION 2.11. Governmental Approvals.

      Assuming the accuracy of the representations and warranties of the Purchaser set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any Governmental Body is or will be necessary for (a) the valid execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, (b) the issuance, sale and delivery of the Preferred Shares and the Initial Warrant or (c) upon conversion of the Preferred Shares or exercise of the Initial Warrant, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to Federal and state securities laws (all of which filings have been, or with respect to those filings which may be duly made after the Closing will be, made by or on behalf of the Company) in connection with the offer, issuance and sale of the Preferred Shares, the Initial Warrant and the Conversion Shares, (ii) with respect to the Agreement, the registration of the shares covered thereby with the SEC and (iii) the filing of the Articles Supplementary.

                              SECTION 2.12. Taxes.

      The Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise. No deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal or local tax returns has occurred or, to the Company's knowledge, is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's assets or properties, except the lien for current taxes not yet due.

                    SECTION 2.13. Bankruptcy or Convictions.

      None of the Company's directors or officers has ever been arrested, charged with or convicted of any crime (other than minor traffic violations) nor have any of them ever filed for bankruptcy or had a bankruptcy petition filed against them, and none of them has ever been a director or officer of an entity that filed for bankruptcy or had a bankruptcy petition filed against it.

                        SECTION 2.14. Brokers or Finders.

      The Company is not liable, contingently or otherwise, for the payment of any brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby, except to Gruntal & Co., L.L.C., in the amount of $75,000.

                              SECTION 2.15. Assets.

      (a) Personal Property. The Company has good and valid title to all of its assets. All of the Company's tangible personal property has been maintained in accordance with generally accepted industry practice and is, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. All leased personal property is, in all material respects, in the condition required of such property by the terms of the lease applicable thereto, and all such leases are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder.

      (b) Title to Real Property.

      The Company owns no real property or any interest in real property, other than as described in the 34 Act filings and leasehold interests granted pursuant to written leases; (ii) the Company has neither granted nor is subject to any options to purchase or rights of first refusal with respect to any real property; and (iii) all of the Company's leases of real property are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder.

                    SECTION 2.16. Absence of Certain Changes.

      Except (i) for certain covenant defaults under the Company's Loan Agreement with First Union National Bank, (ii) a non-recurring charge estimated at $1,400,000 for executive severance and a write-down on the Seton facility,
(iii) the Executive Agreements, or (iv) as disclosed in the 34 Act Filings, since December 31, 1998, the Business has been conducted only in the ordinary course consistent with past practice, and there has been no Material Adverse Effect on the Company.

                     SECTION 2.17. Absence of Defaults, Etc.

      The Company is not in default or alleged to be in default under any material contract, agreement, lease or document to which it or any of its properties or assets is bound. The Company and its properties and assets are in compliance in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all Governmental Bodies, and all filing requirements relating thereto.

                       SECTION 2.18. Material Agreements.

      Except for the Executive Agreements or as described in the 34 Act Filings and as contemplated by this Agreement and the Registration Rights Agreement, the Company is not a party to or bound by any written or oral (a) contract not made in the ordinary course of business; (b) collective bargaining agreement or other contract with any labor union or other employee bargaining unit; (c) bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance or other plan or arrangement providing for employee benefits to present or former officers, directors or employees; (d) contract with any manufacturer, producer, warehouser, distributor, agent, broker or seller, or any agreement whereby the Company is entitled to manufacture, distribute, warehouse, deal in or sell any products; (e) contract requiring capital expenditures in excess of $100,000 in any one year; (f) contract for the purchase of supplies, materials or services for delivery over a period of more than 30 days from the date of this Agreement; (g) contract with any of its officers, directors or employees, or (h) any other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or the Business is bound or subject, which individually has an expected aggregate future liability or obligation of $500,000 or more.

                      SECTION 2.19. Environmental Matters.

      The Company has not released, emitted, buried or otherwise disposed of any Regulated Substances (as hereinafter defined) on any of the Company's Properties (as hereinafter defined) in violation of any Environmental Law (as hereinafter defined). To the knowledge of the Company, no other person or entity has released, emitted, buried or otherwise disposed of Regulated Substances on any of the Company's Properties. To the knowledge of the Company, no storage tanks, underground or otherwise, are or have been located on any of the Company's Properties. The Company has in all material respects complied with all Environmental Laws relating to the Business or the Company's Properties. The Company has not received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state or local law, nor does it have knowledge of any other party's receipt of same relating to any of the Company's Properties. The Company has not received written notice that any of the Company's Properties is listed on any regulatory list of contaminated properties, including the National Priorities List promulgated pursuant to CERCLA, or any state or local counterpart. To the knowledge of the Company, the Company has no existing or potential liability under any Environmental Law. No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order for the Purchaser to purchase the Preferred Shares hereunder or for the Company to continue the Business after the Closing Date.

      As used in this Section 2.19, (i) "Environmental Law" means any statute, regulation, rule, code, common law, order or judgment of any applicable Federal, state, local or foreign jurisdiction relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act ("RCRA"), CERCLA, the Toxic Substances Control Act ("TSCA"), and the Emergency Planning and Community Right-to-Know Act, all as currently amended; (ii) "Regulated Substances" means any substance regulated under any Environmental Law, including hazardous waste, as defined in RCRA, hazardous substances, as defined in CERCLA, toxic substances as defined in TSCA, hazardous materials, as defined under the Hazardous Materials Transportation Act, petroleum and its fractions, ACM's and PCB's; (iii) the "Company" includes any predecessors or affiliates; and (iv) the "Company's Properties" means any real property or facility currently owned, leased, operated or used by the Company or previously owned, leased, operated or used by the Company or any predecessor of the Company.

                         SECTION 2.20 Certain Payments.

      Neither the Company nor any of its directors, officers, agents or employees or any other person or entity associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, private or public, regardless of form, in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (b) established or maintained any fund or asset that has not been recorded on the books and records of the Company.

                            SECTION 2.21. Insurance.

      The Company maintains policies of fire and casualty, extended coverage, business interruption, public and product liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable to protect the Business and the assets of the Company.

                            SECTION 2.22. Disclosure.

      The representations and warranties contained in this Article II and the information set forth in the Schedules hereto, are true, complete and correct in all material respects, and none of the same contains any untrue statement of material fact or omits to state any material fact necessary to make the statements made therein not misleading. To the Company's knowledge, there is no fact that the Company has not disclosed to the Purchaser which has had or could reasonably be expected to have a Material Adverse Effect.

                            SECTION 2.23. Agreements.

      Except as set forth in this Agreement (including the Schedules) or the 34 Act Filings, the Company is not a party to or otherwise bound by any written or oral contract or instrument or, to the knowledge of the Company, other restriction which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Company and each other party to such contracts or instruments have performed all obligations required to be performed by them to date, have received no notice of default or alleged default and are not in default, in any material respect (with due notice or lapse of time or both) under any of the same. The Company is not in violation of any provision of its Charter or Bylaws. The Company has no present expectation or intention of not fully performing all its obligations under each such contract or instrument in all material respects.

                              SECTION 2.24. Company

      When used in this Article II, "Company" shall mean, with respect to the receipt of notice or knowledge, the Company's directors, executive officers, counsel and advisors.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing Date that it:

      (a) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder and was not organized for the specific purpose of acquiring the Preferred Shares;

      (b) has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks of such investment;

      (c) has had an opportunity to discuss the Business and the Company's management, prospects and financial affairs with the Company's management;

      (d) is acquiring the Preferred Shares and the Initial Warrants for its own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof;

      (e) understands that (i) the Preferred Shares, the Conversion Shares and the Initial Warrants have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Preferred Shares, the Conversion Shares and the Initial Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares, the Conversion Shares and the Initial Warrants will bear a legend to such effect, (iv) the Preferred Shares, the Conversion Shares and the Initial Warrants are subject to the restrictions set forth in the Registration Rights Agreement, and (v) the Company will make a notation on its transfer books to such effect; and

      (f) has the full right, power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and each of this Agreement and the Registration Rights Agreement, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by general equitable principles.

                                   ARTICLE IV
                            CONDITIONS TO THE CLOSING

         SECTION 4.01. Conditions to the Obligations of the Purchasers.

      The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to the fulfillment or the written waiver of the Purchasers, at their sole discretion, on or before the Closing Date, of each of the following conditions:

      (a) Performance. The Company shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained herein that are required by it to be performed or complied with on or before the Closing Date, and the Purchasers shall have received a certificate to such effect from the President of the Company.

      (b) All Proceedings to be Satisfactory. All corporate proceedings required to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such evidence of such proceedings and counterpart originals or certified or other copies of such documents as they have reasonably requested.

      (c) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                  (i) (A) the Articles Supplementary, certified by the Maryland State Department of Assessments & Taxation and (B) a certificate of the Maryland State Department of Assessments & Taxation, dated as of a recent date, as to the due incorporation and good standing of the Company;

                  (ii) a certificate of the Secretary of the Company, dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors (the "Board") the Company authorizing the execution, delivery and performance of this Agreement, the Articles Supplementary and the Registration Rights Agreement, the filing of the Articles Supplementary with the Maryland State Department of Assessments & Taxation, the issuance and delivery of the Preferred Shares and Initial Warrant and the reservation of the applicable Conversion Shares, and that all such resolutions are in full force and effect and that the same are all resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; and (C) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Articles Supplementary, the Registration Rights Agreement, the certificates representing the Preferred Shares, the Initial Warrants and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency of the officer signing the certificate referred to in this clause (c); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

      (d) The Registration Rights Agreement. The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement.

      (e) The Preferred Shares and Initial Warrants. The Company shall have delivered to the Purchasers stock certificates representing the Preferred Shares and the Initial Warrants.

      (f) Articles Supplementary. The Company's Board of Directors shall have approved the Articles Supplementary as required by the laws of Maryland, and the Company shall have filed the same with the Maryland Department of Assessments and Taxation.

      (g) Fees and Expenses. The Company, at or prior to the Closing, shall have paid the fees and expenses set forth in Section 7.01 hereof.

      (h) Due Diligence. No fact shall have been discovered by the Purchasers during their due diligence investigation of the Company, the Business, its prospects and the Company's management that causes them to conclude, in their sole discretion, that an investment in the Company is not appropriate.

      (i) Governmental and Other Authorization. All authorizations, approvals or permits, if any, of any Governmental Body or any other person or entity that are required in connection with the lawful issuance and sale of the Preferred Shares, the Initial Warrants and the Conversion Shares pursuant to this Agreement shall have been duly obtained, except for filings pursuant to Federal or state securities laws which are legally permitted to be made on or after the Closing Date.

      (j) Additional Agreements. The Company shall have delivered such other agreements and instruments as the Purchasers shall have reasonably requested.

      (k) Opinions of Counsel. Piper & Marbury L.L.P., counsel to the Company, shall have delivered to the Purchasers an opinion, dated the Closing Date, in form and substance reasonably acceptable to the Purchasers and their counsel.

      (l) Absence of Legal Proceedings. No action or proceedings shall have been instituted or threatened before a court or Governmental Body to restrict or prohibit the transactions contemplated hereby or the operation by the Company of the Business.

           SECTION 4.02. Conditions to the Obligations of the Company.

      The obligations of the Company under this Agreement are subject to the fulfillment or its written waiver, at its sole discretion, on or before the Closing Date, of each of the following conditions:

      (a) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement.

      (b) Purchase by Purchaser. The Purchasers shall have paid the Purchase Price.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

      The Company covenants and agrees with the Purchasers that so long as any Preferred Shares are outstanding:

                SECTION 5.01. Inspection and Information Rights.

      The Company shall:

      (a) permit the Purchasers, or any authorized representative thereof, upon reasonable prior notice, to visit and inspect the properties of the Company and its corporate and financial books and records and to discuss the Business and its finances with its officers, all at such reasonable times during normal business hours as may be requested by the Purchasers. The Purchasers or their representatives shall maintain the confidentiality of all information acquired by them in exercising such rights and shall execute a written non-disclosure agreement if requested by the Company in form reasonably acceptable to the Company and the Purchasers;

      (b) furnish to the Purchasers within five business days after receipt thereof, any notification relating to the Company's default or alleged default under any loan agreement, lease or material contract to which the Company is a party; and

      (c) furnish to the Purchasers promptly upon sending, making available or filing the same, all reports, financial statements or other documents that the Company sends or makes available to its Common Stockholders or files with the SEC.

                  SECTION 5.02. Reserve for Conversion Shares.

      The Company shall, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares as shall be sufficient to permit the conversion of all of the Preferred Shares and exercise of the Initial Warrants. If at any time, the number of authorized but unissued shares of the Common Stock shall not be sufficient to permit conversion of all of the Preferred Shares and exercise of the Initial Warrants or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable Federal or state securities laws in connection with the issuance of shares of the Common Stock upon conversion of the Preferred Shares or exercise of the Initial Warrants.

                  SECTION 5.03. Corporate Existence; Business.

      Except as contemplated hereunder, the Company shall maintain its corporate existence, rights and franchises in full force and effect. The Company will not engage in any business other than the Business.

                 SECTION 5.04. Properties, Business, Insurance.

      The Company shall maintain, as to its properties and the Business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

                      SECTION 5.05. Expenses of Directors.

      The Company shall promptly reimburse each director of the Company who is not an employee of the Company for all reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

                        SECTION 5.06. Board of Directors.

      The Company shall use its best efforts to ensure that meetings of the Board are held at least once every three months, and, in any event, that the Board shall meet not less than four times per year.

                       SECTION 5.07. Compliance with Laws.

      The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

              SECTION 5.08. Maintain Records and Books of Account.

      The Company shall maintain complete and accurate records and books of account, in which entries will be made in accordance with GAAP, reflecting all financial transactions of the Company and which will include, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other items in connection with the Business.

                           SECTION 5.09. Subsidiaries.

      If at any time the Company has any subsidiaries, it will not permit any such subsidiary to take any action that would violate any of the covenants contained herein. The Company shall not sell or otherwise transfer any shares of capital stock of any of its subsidiaries, except to the Company or another subsidiary, or permit any of its subsidiaries to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any of its subsidiaries, except to the Company or another Company subsidiary.

                SECTION 5.10. Restrictive Agreements Prohibited.

      The Company shall not become a party to, or bound by, any agreement that by its terms restricts the Company's performance of this Agreement, its Charter or the Registration Rights Agreement.

                         SECTION 5.11. Use of Proceeds.

      The Company shall use the proceeds from the sale of the Preferred Shares to fund capital expenditures and for working capital.

                     SECTION 5.12. Registration and Listing.

      Until the later of (i) such time as no Series A Preferred Shares are outstanding, (ii) May 20, 2004, or (iii) such time as the Company is not a reporting company under the Exchange Act, the Company will cause shares of Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects, with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the later of
(i) such time as no Series A Preferred Shares are outstanding or (ii) May 20, 2004, the Company shall, unless the Board of Directors of the Company determines in good faith that such continuation is not beneficial to the Company, (i) continue listing or trading the Common Stock on Nasdaq, or another national exchange and (ii) comply in all respects with the Company's reporting, filing and other obligations under the By-Laws or rules of Nasdaq and any other exchange or market on which shares of the Common Stock are then traded.

                     SECTION 5.13. Board Observation Rights.

      So long as any Purchaser holds any Series A Preferred Shares, the Purchasers shall have the right to collectively designate an observer to receive notice of and attend meetings of the Company's Board of Directors. Such observer shall have no right to vote on or with respect to any matter considered by the Board of Directors. Such observer shall agree to maintain as confidential any non-public information it obtains as a result of the provisions of this Section
5.13. The Company agrees to reimburse the observer for the reasonable travel and other expenses incurred by such observe in connection with his or her attendance at meetings of the Company's Board of Directors.

                       SECTION 5.14. Number of Directors.

      Without the consent of the holders of a majority of the shares of Series A Preferred Stock, the Company shall not have a board of directors with more than six members.

                                   ARTICLE VI
                   EVENTS OF NONCOMPLIANCE; EVENTS OF DEFAULT

                     SECTION 6.01. Events of Noncompliance.

      For so long as any Preferred Shares remain outstanding, each of following events shall constitute an "Event of Noncompliance":

      (a) The Company shall fail to effect the redemption of the Preferred Shares within 60 days of the date upon which redemption is required by the Articles Supplementary;

      (b) The Company shall default in the performance of any covenant or other provision of this Agreement, the Articles Supplementary or the Registration Rights Agreement, or any other agreement which is material to the Business, and such default continues uncured for a period of thirty days after receipt by the Company of written notice thereof from the Purchaser;

      (c) Any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or in any certificate or other document contemplated by, delivered pursuant to, or in connection with, this Agreement or the Closing hereunder shall prove to have been incorrect when made in any material respect;

      (d) The Company reports an operating loss for any two consecutive fiscal quarters ending on or after December 31, 1999.

      (e) The Company shall fail to repay the principal of, or interest or premium on, any indebtedness when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to such indebtedness when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holders thereof to accelerate, the maturity of such indebtedness;

      (f) The Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Bankruptcy Code or comparable state statute (collectively, a "Bankruptcy Statute"), or authorize, through its Board of Directors, the commencement of such a voluntary case; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it in an involuntary case under a Bankruptcy Statute, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) have an order for relief entered against it in any involuntary case commenced under a Bankruptcy Statute, which order is not dismissed within 60 days; (v) seek relief as a debtor under any other law relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors or consent to or acquiesce in such relief; (vi) have an order entered against it by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent,
(B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, which order is not dismissed within 60 days; or (vii) make an assignment for the benefit of, or enter into a composition with, its creditors or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

      (g) A final judgment is rendered against the Company or its properties in an amount in excess of ten percent of the then value of the Company's net assets and such judgment remains unsatisfied for a period of 30 days after all appeals have been exhausted or the time for appeal has expired.

      SECTION 6.02. Declaration of Event of Default; Special Board Rights.

      (a) So long as any of the Preferred Shares remain outstanding, in addition to and without limiting any of the rights and remedies otherwise available to the Purchasers and any subsequent holder of any Preferred Shares, upon the occurrence of an Event of Non-Compliance, a majority in interest of the Purchasers may declare an Event of Default.

      (b) Until the Event of Noncompliance which caused the Event of Default is either (i) cured, or (ii) waived by a majority in interest of the Purchasers, the Purchasers shall be entitled to elect the largest number of directors of the Company that, together with the director elected by the holders of the Preferred Shares shall not constitute a majority of the Board of Directors (the "Default Directors"). The Default Directors shall serve until the Event of Noncompliance is cured or waived, after which time the directors removed or other persons may be reelected to the Board by the holders of Common Stock.

                                   ARTICLE VII
                                  MISCELLANEOUS

                        SECTION 7.01. Fees and Expenses.

      (a) Upon Closing, the Company shall pay the reasonable fees and disbursements of one counsel to the Purchasers, in connection with the review of this Agreement, the Articles Supplementary, the Registration Rights Agreement and the transactions contemplated hereby and thereby, and the costs and out-of-pocket expenses of the Purchasers in connection with its due diligence investigation of the Company; provided that the total amount payable to the Purchasers or their counsel and representatives hereunder shall not exceed $15,000.

                      SECTION 7.02. Survival of Agreements.

      The representations and warranties, covenants and other agreements made herein and in the Registration Rights Agreement, as well as in each certificate delivered to the Purchasers pursuant hereto, shall survive the Closing and remain in effect so long as any of the Preferred Shares remain outstanding. The Company agrees to indemnify and hold each of the Purchasers harmless from and against and will pay to the Purchasers the full amount of any loss, damage, liability, cost or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to each of the Purchasers resulting either directly or indirectly from any breach of the representations and warranties, covenants or agreements of the Company contained in this Agreement or the Registration Rights Agreement or in any certificate delivered to the Purchasers pursuant hereto or thereto or in connection herewith or therewith. Each of the Purchasers agrees to indemnify and hold the Company harmless from and against and will pay to the Company the full amount of any loss, damage, liability, cost or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Company or such person resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or the Registration Rights Agreement or in any certificate delivered to the Company pursuant hereto or thereto in connection herewith or therewith.

            SECTION 7.03. Parties in Interest; Action by Purchasers.

      (a) All representations, warranties, covenants and agreements contained in this Agreement, and the Registration Rights Agreement, by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment by the Company and its successors of the Company's obligations hereunder.

      (b) Whenever this Agreement calls for action by the Purchasers, any such action shall be taken by, and be effective if taken by, those Purchasers holding a majority of the then outstanding Preferred Shares. Any such action shall thereafter be binding upon all the Purchasers.

                             SECTION 7.04. Notices.

      All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by overnight express mail, or mailed by certified or registered mail, return receipt requested, addressed as follows:

      (a)   If to the Company:

                  Chesapeake Biological Laboratories, Inc.
                  111 South Paca Street
                  Baltimore, MD 21230
                  Attn: President
                  Facsimile: (410) 843-4414

            with a copy to:

                  Richard C. Tilghman, Jr., Esquire
                  Piper & Marbury L.L.P.
                  36 South Charles Street
                  Baltimore, Maryland 21201
                  Facsimile: (410) 576-1763

      (b)   If to a Purchaser:

                  at the address set forth opposite such Purchaser's name on
                  Schedule I hereto

            With a copy to:

                  John T. Unger
                  c/o Snell & Smith P.C.
                  1000 Louisiana, Suite 1200
                  Houston, Texas 77002
                  Facsimile: 713-651-8010

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

                          SECTION 7.05. Governing Law.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

                         SECTION 7.06. Entire Agreement.

      This Agreement, including the Schedules and Exhibits hereto, together with the Charter and the Registration Rights Agreement, constitute the sole and entire agreements of the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. All Schedules and Exhibits hereto are incorporated herein by reference. To the extent an item is disclosed or set forth in a Schedule or exhibit, its inclusion anywhere in the Schedules or Exhibits shall be deemed to be an automatic cross-reference to, and inclusion in, all Schedules and Exhibits as may be appropriate throughout the Agreement and any and all applicable sections or paragraphs thereof, whether or not a specific cross-reference is noted.

                           SECTION 7.07. Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            SECTION 7.08. Amendments.

      This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchasers.

                           SECTION 7.09. Severability.

      Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

                       SECTION 7.10. Titles and Subtitles.

      The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

                             SECTION 7.11. Recitals.

      The Recitals hereto are specifically made a part of this Agreement.

                             SECTION 7.12. Pronouns.

      All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.